CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-203855 on Form N-4 of our report dated April 1, 2022, relating to the financial statements and financial highlights of the Variable Annuity-8 Series Account of Great-West Life & Annuity Insurance Company of New York, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading “Independent Registered Public Accounting Firm” in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 29, 2022

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-203855 on Form N-4 of our report dated April 15, 2022, relating to the statutory-basis financial statements of Great-West Life & Annuity Insurance Company of New York. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 29, 2022